                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                           dated as of July 25, 2000

                                     among

                               ONVIA.COM, INC.,

                        GRIFFIN ACQUISITION CORPORATION

                                      and

                             GLOBE-1, INCORPORATED
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                               TABLE OF CONTENTS

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ARTICLE I  THE MERGER..................................................................................      2

   SECTION 1.1  EFFECTIVE TIME OF THE MERGER...........................................................      2
   SECTION 1.2  CLOSING................................................................................      2
   SECTION 1.3  EFFECTS OF THE MERGER..................................................................      2
   SECTION 1.4  DIRECTORS AND OFFICERS.................................................................      2

ARTICLE II CONVERSION OF SECURITIES....................................................................      3

   SECTION 2.1  CONVERSION OF CAPITAL STOCK............................................................      3
   SECTION 2.2  DEPOSITORY AGREEMENT...................................................................      4
   SECTION 2.3  APPRAISAL RIGHTS.......................................................................      5
   SECTION 2.4  EXCHANGE OF CERTIFICATES...............................................................      5
   SECTION 2.5  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.......................................      6
   SECTION 2.6  NO FRACTIONAL SHARES...................................................................      7
   SECTION 2.7  TAX AND ACCOUNTING CONSEQUENCES........................................................      7
   SECTION 2.8  RESTRICTED SECURITIES..................................................................      7
   SECTION 2.9  DEDUCTIONS; WITHHOLDINGS...............................................................      7
   SECTION 2.10 FURTHER ACTION.........................................................................      7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GLOBE-1..................................................      7

   SECTION 3.1  ORGANIZATION OF GLOBE-1................................................................      8
   SECTION 3.2  GLOBE-1 CAPITAL STRUCTURE..............................................................      8
   SECTION 3.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................................      9
   SECTION 3.4  FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES...............................     10
   SECTION 3.5  TAX MATTERS............................................................................     11
   SECTION 3.6  ABSENCE OF CERTAIN CHANGES OR EVENTS...................................................     13
   SECTION 3.7  TITLE AND RELATED MATTERS..............................................................     14
   SECTION 3.8  PROPRIETARY RIGHTS.....................................................................     15
   SECTION 3.9  EMPLOYEE BENEFIT PLANS.................................................................     17
   SECTION 3.10 BANK ACCOUNTS..........................................................................     19
   SECTION 3.11 CONTRACTS..............................................................................     19
   SECTION 3.12 ORDERS, COMMITMENTS AND RETURNS........................................................     21
   SECTION 3.13 COMPLIANCE WITH LAW....................................................................     21
   SECTION 3.14 LABOR DIFFICULTIES; NO DISCRIMINATION..................................................     22
   SECTION 3.15 TRADE REGULATION.......................................................................     22
   SECTION 3.16 INSIDER TRANSACTIONS...................................................................     23
   SECTION 3.17 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS.....................................     23
   SECTION 3.18 INSURANCE..............................................................................     23
   SECTION 3.19 ACCOUNTS RECEIVABLE....................................................................     23
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                               TABLE OF CONTENT


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   SECTION 3.20 LITIGATION............................................................................      23
   SECTION 3.21 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS...........................................      24
   SECTION 3.22 SUBSIDIARIES..........................................................................      24
   SECTION 3.23 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS............................................      24
   SECTION 3.24 CORPORATE DOCUMENTS...................................................................      24
   SECTION 3.25 NO BROKERS............................................................................      25
   SECTION 3.26 CUSTOMERS AND SUPPLIERS...............................................................      25
   SECTION 3.27 GLOBE-1 ACTION........................................................................      25
   SECTION 3.28 PRIVACY LAWS AND POLICIES COMPLIANCE..................................................      25
   SECTION 3.29 DISCLOSURE............................................................................      25
   SECTION 3.30 DISCLOSURE TO STOCKHOLDERS............................................................      26
   SECTION 3.31 VOTE REQUIRED.........................................................................      26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ONVIA AND SUB............................................      26

   SECTION 4.1  ORGANIZATION OF ONVIA AND SUB.........................................................      26
   SECTION 4.2  VALID ISSUANCE OF ONVIA COMMON STOCK..................................................      27
   SECTION 4.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.................................      27
   SECTION 4.4  COMMISSION FILINGS; FINANCIAL STATEMENTS..............................................      28
   SECTION 4.5  COMPLIANCE WITH LAWS..................................................................      28
   SECTION 4.6  INTERIM OPERATIONS OF SUB.............................................................      28
   SECTION 4.7  STOCKHOLDERS CONSENT..................................................................      29
   SECTION 4.8  DISCLOSURE............................................................................      29
   SECTION 4.9  NO LITIGATION.........................................................................      29

ARTICLE V PRECLOSING COVENANTS OF GLOBE-1.............................................................      30

   SECTION 5.1  APPROVAL OF GLOBE-1 SHAREHOLDERS......................................................      30
   SECTION 5.2  ADVICE OF CHANGES.....................................................................      30
   SECTION 5.3  OPERATION OF BUSINESS.................................................................      30
   SECTION 5.4  ACCESS TO INFORMATION.................................................................      33
   SECTION 5.5  SATISFACTION OF CONDITIONS PRECEDENT..................................................      34
   SECTION 5.6  OTHER NEGOTIATIONS....................................................................      34

ARTICLE VI PRECLOSING AND OTHER COVENANTS OF ONVIA AND SUB............................................      34

   SECTION 6.1  ADVICE OF CHANGES.....................................................................      34
   SECTION 6.2  RESERVATION OF ONVIA COMMON STOCK.....................................................      34
   SECTION 6.3  SATISFACTION OF CONDITIONS PRECEDENT..................................................      34
   SECTION 6.4  NASDAQ NATIONAL MARKET LISTING........................................................      35
   SECTION 6.5  WARRANTS..............................................................................      35
   SECTION 6.6  REGISTRATION RIGHTS...................................................................      35
   SECTION 6.7  CERTAIN EMPLOYEE BENEFIT MATTERS......................................................      35
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ARTICLE VII OTHER AGREEMENTS...........................................................................     36

   SECTION 7.1   CONFIDENTIALITY.......................................................................     36
   SECTION 7.2   NO PUBLIC ANNOUNCEMENT................................................................     36
   SECTION 7.3   REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS......................................     36
   SECTION 7.4   FURTHER ASSURANCES....................................................................     36
   SECTION 7.5   DEPOSITORY AGREEMENT..................................................................     36
   SECTION 7.6   FIRPTA................................................................................     37
   SECTION 7.7   BLUE SKY LAWS.........................................................................     37
   SECTION 7.8   OTHER FILINGS.........................................................................     37

ARTICLE VIII CONDITIONS TO MERGER......................................................................     37

   SECTION 8.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER............................     37
   SECTION 8.2   ADDITIONAL CONDITIONS TO OBLIGATIONS OF ONVIA AND SUB.................................     38
   SECTION 8.3   ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLOBE-1.......................................     40

ARTICLE IX TERMINATION AND AMENDMENT...................................................................     40

   SECTION 9.1   TERMINATION...........................................................................     40
   SECTION 9.2   EFFECT OF TERMINATION.................................................................     41
   SECTION 9.3   FEES AND EXPENSES.....................................................................     41

ARTICLE X ESCROW AND INDEMNIFICATION...................................................................     42

   SECTION 10.1  INDEMNIFICATION.......................................................................     42
   SECTION 10.2  ESCROW FUND...........................................................................     42
   SECTION 10.3  DAMAGE THRESHOLD......................................................................     42
   SECTION 10.4  ESCROW PERIODS........................................................................     43
   SECTION 10.5  CLAIMS UPON ESCROW FUND...............................................................     43
   SECTION 10.6  VALUATION.............................................................................     43
   SECTION 10.7  OBJECTIONS TO CLAIMS..................................................................     43
   SECTION 10.8  RESOLUTION OF CONFLICTS...............................................................     44
   SECTION 10.9  SHAREHOLDERS' AGENTS..................................................................     44
   SECTION 10.10 ACTIONS OF THE SHAREHOLDERS' AGENTS...................................................     45
   SECTION 10.11 CLAIMS................................................................................     45

ARTICLE XI MISCELLANEOUS...............................................................................     46

   SECTION 11.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS.............................................     46
   SECTION 11.2  NOTICES...............................................................................     46
   SECTION 11.4  COUNTERPARTS..........................................................................     47
   SECTION 11.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES........................................     48
   SECTION 11.6  GOVERNING LAW.........................................................................     48
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   SECTION 11.7      ASSIGNMENT............................................................................  48
   SECTION 11.8      AMENDMENT.............................................................................  48
   SECTION 11.9      EXTENSION; WAIVER.....................................................................  48
   SECTION 11.10     SPECIFIC PERFORMANCE..................................................................  48
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                               TABLE OF CONTENT

EXHIBITS
--------

EXHIBIT A  -  VOTING AGREEMENT
EXHIBIT B  -  DEPOSITORY AGREEMENT
EXHIBIT C  -  INVESTOR REPRESENTATION STATEMENT
EXHIBIT D  -  REGISTRATION RIGHTS AGREEMENT
EXHIBIT E  -  SUBJECT MATTER OF OPINION OF COUNSEL TO GLOBE-1
EXHIBIT F  -  FORM OF LOCK-UP AGREEMENT
EXHIBIT G  -  SUBJECT MATTER OF OPINION OF COUNSEL TO ONVIA

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 25, 2000 (this "Agreement"), is entered into by and among Onvia.com, Inc., a Delaware
----------
corporation ("Onvia"), Griffin Acquisition Corporation, a Washington corporation
              -----
and a wholly-owned subsidiary of Onvia ("Sub"), and Globe-1, Incorporated, a
                                         ---
Washington corporation ("Globe-1").
                         -------

                                   RECITALS

     A. Each of the boards of directors of Onvia, Sub and Globe-1 have deemed it advisable and in the best interests of each corporation and its respective stockholders or shareholders that Onvia and Globe-1 combine in order to advance the long-term business interests of Onvia and Globe-1;

     B. The combination of Onvia and Globe-1 shall be effected according to the terms, but subject to the conditions, set forth in this Agreement through a transaction pursuant to which, among other things, (1) Sub will merge with and into Globe-1 (the "Merger"), (2) Globe-1 will survive the Merger and become a
                   ------
wholly-owned subsidiary of Onvia and (3) the shareholders of Globe-1 will become stockholders of Onvia;

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                       ----

     D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

     E. As a condition and inducement to Onvia's willingness to enter into this Agreement, certain Globe-1 shareholders holding no less than 41.5% of the issued and outstanding capital stock of Globe-1 have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which such
          ---------       -----------------
shareholders have, among other things, agreed to vote their shares of Globe-1 capital stock in favor of the Merger and to grant Onvia irrevocable proxies to vote such shares; and

     F. This Agreement has been adopted and approved by the respective boards of directors of Onvia, Sub and Globe-1.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants and agreements set forth below, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  Effective Time of the Merger.
                  ----------------------------

          (a) Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") in such mutually acceptable form as is required by
      ------------------
the relevant provisions of the Washington Business Corporation Act ("Washington
                                                                     ----------
Law") shall be duly executed and delivered by the parties hereto and thereafter
---
delivered to the Secretary of State of the State of Washington for filing on the Closing Date (as defined in Section 1.2).

          (b) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Washington or at such time thereafter as is provided in the Articles of Merger (the "Effective
                                                                       ---------
Time").
----

     Section 1.2  Closing.  The closing of the Merger (the "Closing") will
                  -------                                   -------
take place at 10:00 a.m., Pacific Daylight time, on a date (the "Closing Date")
                                                                 ------------
to be specified by Onvia and Globe-1, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 4750 Carillon Point, Kirkland, Washington 98033-7355 unless another date, time or place is agreed to in writing by Onvia and Globe-1.

     Section 1.3  Effects of the Merger.
                  ---------------------

          (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Globe-1 (Sub and Globe-1 are sometimes referred to herein as the "Constituent Corporations," and Globe-1
                                     ------------------------
following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the articles of incorporation of Sub shall be the
----------------------
articles of incorporation of the Surviving Corporation and (iii) the bylaws of Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation.

          (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Washington Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4  Directors and Officers.  The directors of Sub immediately
                  ----------------------
prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock.  At the Effective Time, by
                  ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Globe-1 (the "Globe-1 Capital Stock"), including,
                                         ---------------------
without limitation, shares of Common Stock, no par value, of Globe-1 ("Globe-1
                                                                       -------
Common Stock"), shares of Series A Preferred Stock, no par value, of Globe-1
------------
("Globe-1 Series A Preferred Stock"), or capital stock of Sub:
  --------------------------------

          (a) Capital Stock of Sub.  Each issued and outstanding share of the
              --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (b) Cancellation of Onvia-Owned and Globe-1-Owned Stock.  Any shares
              ---------------------------------------------------
of Globe-1 Capital Stock that are owned by Onvia, Sub, Globe-1 or any other direct or indirect wholly-owned Subsidiary (as defined below) of Onvia or Globe-1 shall be canceled and retired and shall cease to exist and no stock of Onvia or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any
                     ----------
corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c)  Exchange Ratio.
               --------------

               (i) Subject to Sections 2.2, 2.3 and 2.6, each issued and outstanding share of Globe-1 Common Stock and Globe-1 Series A Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of the common stock, par value $0.0001 per share, of Onvia ("Onvia Common Stock") equal to the "Exchange Ratio", as defined in and
  ------------------                 --------------
determined in accordance with the provisions of this Section 2.1(c), provided that no fractional shares shall be issued and all fractional amounts shall be rounded down to the nearest whole share. All such shares of Globe-1 Capital Stock when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Onvia Common Stock in consideration therefor upon the surrender of such certificate in accordance with
Section 2.4, without interest.

               (ii) The "Total Consideration Shares" shall be equal to 2,850,000
                         --------------------------
shares of Onvia Common Stock. The "Exchange Ratio" shall be equal to (x) the
                                   --------------
Total

Consideration Shares divided by (y) the number of shares of Globe-1 Common Stock outstanding as of the Effective Time plus the number of shares of Globe-1 Common Stock issuable upon the exercise of warrants to purchase Globe-1 Common Stock (the "Globe-1 Warrants") outstanding immediately prior to the Effective Time
      ----------------
plus the aggregate number of shares of Globe-1 Capital Stock (if any) issuable upon the exercise of any other outstanding right to acquire Globe-1 Capital Stock or the conversion of any convertible securities in each case as outstanding immediately prior to the Effective Time. In no event will the total number of shares of Onvia Common Stock issuable by Onvia pursuant to the Merger (including shares of Onvia Common Stock issuable upon exercise of Globe-1 Warrants assumed by Onvia in the Merger) exceed the Total Consideration Shares. The allocation of the Total Consideration Shares among each holder of Globe-1 Capital Stock and Globe-1 Warrants based upon the capitalization of Globe-1 as of the date of this Agreement (assuming the Closing Date was the date of this Agreement for purposes of the calculation required by Section 2.1(c)) is set forth in the Globe-1 Disclosure Schedule and such allocation is true and correct in all respects as of the date of this Agreement. An updated version of such Globe-1 Disclosure Schedule reflecting the capitalization of Globe-1 on the Closing Date shall be delivered to Onvia on the Closing Date. That updated version shall be true and correct in all respects as of the Closing Date and shall be reasonably satisfactory to Onvia.

               (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Onvia Common Stock or Globe-1 Capital Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

          (d) Globe-1 Warrants.  At the Effective Time, all outstanding Globe-1
              ----------------
Warrants that by their terms survive the Closing will be assumed by Onvia in accordance with Section 6.5. All of the Globe-1 Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) of the Globe-1 Disclosure Schedule. An updated Schedule 2.1(d) of Globe-1 Warrants, and their treatment in the Merger, shall be delivered by Globe-1 to Onvia on the Closing Date. That updated schedule shall be true and correct in all respects as of the Closing Date and shall be reasonably satisfactory to Onvia.

     Section 2.2  Depository Agreement.  At the Effective Time or such later
                  --------------------
time as determined in accordance with Section 2.3(a), Onvia will, on behalf of the holders of Globe-1 Capital Stock, deposit in escrow certificates representing 10% of the Total Consideration Shares. Such shares shall be registered in the name of the Depository Agent (as defined in Section 10.2) and held in escrow on behalf of the persons who are the holders of Globe-1 Capital Stock immediately prior to the Effective Time (the "Former Globe-1 Shareholders"), in accordance with the portion of Total Consideration Shares allocable to each such Former Globe-1 Shareholder based upon the Exchange Ratio (the "Pro Rata Portion"). The shares deposited into escrow pursuant to this
Section 2.2 (collectively, the "Escrow Shares") shall be held and applied pursuant to the provisions of a depository agreement in the form attached hereto as Exhibit B (the "Depository Agreement") to be executed pursuant to Section
7.5. The Escrow Shares shall be maintained in an escrow fund for purposes of satisfying claims brought pursuant to Article X of this Agreement and for the period of time set forth in the Depository Agreement (as defined below). All calculations to determine the number of Escrow Shares to be delivered by each Former Globe-1 Shareholder into escrow shall be rounded down to the nearest whole share.

     Section 2.3  Appraisal Rights.
                  ----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Globe-1 Capital Stock held by a holder who has demanded an appraisal of such shares' value in accordance with Section 23B.13.010 of the Washington Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into
                                -----------------
or represent a right to receive Onvia Common Stock pursuant to Section 2.1, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 23B.13.010 of the Washington Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 23B.13.010 of the Washington Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or upon the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Onvia Common Stock in accordance with this Article II.

          (b) Globe-1 shall give Onvia (i) prompt notice of any written demand received by Globe-1 to require Globe-1 to purchase Dissenting Shares pursuant to
Section 23B.13.010 of the Washington Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Globe-1 shall not, except with the prior written consent of Onvia, voluntarily make any payment with respect to any demands for appraisal rights with respect to Globe-1 Capital Stock or offer to settle or compromise any such demands.

     Section 2.4  Exchange of Certificates.
                  ------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of Globe-1
                              ------------
Capital Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Onvia (or at Onvia's option, to an exchange agent to be appointed by Onvia), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Onvia Common Stock (other than the Escrow Shares) into which the Globe-1 Capital Stock evidenced by the Certificates so surrendered has been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Onvia. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Globe-1 Capital Stock shall be deemed for all corporate purposes to evidence the right to receive of the number of whole shares of Onvia Common Stock into which the shares of Globe-1 Capital Stock have been converted but shall, subject to applicable appraisal rights under the Washington Law and Section 2.3, have no other rights. Subject to applicable appraisal rights under Washington Law and
Section 2.3, from and after the Effective Time, the holders of shares of Globe-1 Capital Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Onvia Common Stock into which such shares of Globe-1 Capital Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Globe-1 of shares of Globe-1 Capital Stock outstanding immediately prior to the Effective Time.

          (b) If any shares of Onvia Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Onvia, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Onvia that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Onvia nor Globe-1 shall be liable to a holder of shares of Globe-1 Capital Stock for shares of Onvia Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Onvia shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Onvia Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The board of directors of Onvia, or Onvia's exchange agent (if any), may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Onvia an indemnity agreement and/or bond against any claim that may be made against Onvia with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) Onvia agrees to make available to its exchange agent, if any, the Total Consideration Shares less the aggregate number of Escrow Shares (which Escrow Shares will be deposited with the escrow agent pursuant to Section 2.2).

     Section 2.5  Distributions with Respect to Unexchanged Shares.  No
                  ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Onvia Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Onvia Common Stock represented thereby below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Onvia Common Stock issued in exchange therefor, without interest (a) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Onvia Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Onvia Common Stock.

     Section 2.6  No Fractional Shares.  No certificate or scrip representing
                  --------------------
fractional shares of Onvia Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Onvia. All fractional amounts shall be rounded down to the nearest whole share.

     Section 2.7  Tax and Accounting Consequences.
                  -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.
The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall be accounted for as a purchase transaction.

     Section 2.8  Restricted Securities.  The shares of Onvia Common Stock to be
                  ---------------------
issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any such shares shall,
 --------------
until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

     Section 2.9  Deductions; Withholdings.  Onvia and the Surviving Corporation
                  ------------------------
shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Former Globe-1 Shareholder pursuant to this Agreement such amounts as Onvia or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person or entity to whom such amounts would otherwise have been paid.

     Section 2.10  Further Action.  If, at any time after the Effective Time,
                   --------------
any further action is determined by Onvia to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Onvia with full right, title and possession for and to all rights and property of Sub and Globe-1, the officers and directors of the Surviving Corporation and Onvia shall be fully authorized (in the name of Sub, in the name of Onvia and otherwise) to take such action.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GLOBE-1

     Globe-1 represents and warrants to Onvia and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Globe-1 to Onvia on or before the date of this Agreement (the "Globe-1 Disclosure Schedule"). The Globe-1
                             ---------------------------
Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     Section 3.1  Organization of Globe-1.  Globe-1 is a corporation duly
                  -----------------------
organized and validly existing under the laws of the State of Washington, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "Material Adverse Effect") of Globe-1. The Globe-1 Disclosure
               -----------------------
Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of Globe-1 and a true and complete list of all states in which Globe-1 maintains any employees. The Globe-1 Disclosure Schedule contains a true and complete list of all states in which Globe-1 is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2  Globe-1 Capital Structure.
                  -------------------------

          (a) The authorized capital stock of Globe-1 consists of 40,000,000 shares of Globe-1 Common Stock and 10,000,000 shares of Preferred Stock, of which 4,891,305 shares are designated as Globe-1 Series A Preferred Stock. As of the date of this Agreement, there are (i) 10,058,962 shares of Globe-1 Common Stock and 4,657,105 shares of Globe-1 Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Globe-1's articles of incorporation or Bylaws, or any agreement by which Globe-1 is a party or is bound, and (iii) 3,303,256 Globe-1 Warrants issued and outstanding. The issued and outstanding shares of Globe-1 Common Stock and Series A Preferred Stock are held of record by the shareholders of Globe-1 as set forth and identified on Schedule 3.2(a) of the Globe-1 Disclosure Schedule, and that schedule lists each shareholder's state of residence opposite that shareholder's name. The issued and outstanding Globe-1 Warrants are held of record by the warrantholders as set forth and identified on Schedule 3.2(a) of the Globe-1 Disclosure Schedule, and that schedule lists each warrantholder's state of residence opposite that warrantholder's name. All shares of Globe-1 Common Stock subject to issuance upon the exercise of Globe-1 Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Globe-1's articles of incorporation or Bylaws, or any agreement by which Globe-1 is a party or is bound. All outstanding shares of Globe-1 Common Stock and Series A Preferred Stock and outstanding Globe-1 Warrants (collectively "Globe-1 Securities") were issued in
                                            ------------------
compliance with applicable federal and state securities laws. Except as set forth in the investor representation statements provided by Globe-1 to Onvia and to the knowledge of Globe-1, each holder of Globe-1

Securities is an "accredited investor" as defined in Rule 506 under the Securities Act. There are fewer than 35 holders of Globe-1 Securities that are not "accredited investors" as defined in Rule 506 under the Securities Act. Except as set forth in the Globe-1 Disclosure Schedule, there are no obligations, contingent or otherwise, of Globe-1 to repurchase, redeem or otherwise acquire any shares of Globe-1 Common Stock or Series A Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted or contemplated by this Agreement in the capitalization of Globe-1 between the date hereof and the Effective Time shall be delivered by Globe-1 to Onvia on the Closing Date.

          (b) Except as set forth on Schedule 3.2(a) of the Globe-1 Disclosure Schedule, there are no equity securities of any class or series of Globe-1, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.2(a) of the Globe-1 Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Globe-1 is a party or by which it is bound obligating Globe-1 to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Globe-1 or obligating Globe-1 to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the Globe-1 Disclosure Schedule, Globe-1 is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Globe-1 equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated herein or therein, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Globe-1.

          (c) Neither the consummation of transactions contemplated in this Agreement or the other Transaction Documents, nor any action taken or to be taken by Globe-1 in connection with such transactions will result in the inability of Onvia after the Effective Time to exercise any right or benefit held by Globe-1 prior to the Effective Time with respect to any Globe-1 Security assumed by Onvia, including, without limitation, the right to repurchase unvested shares on termination of a shareholder's employment or consulting relationship with Onvia.

     Section 3.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Globe-1 has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Globe-1, subject only to the approval of the Merger by Globe-1's shareholders under the provisions of Washington Law and Globe-1's articles of incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Globe-1 as of the date hereof, will be duly executed and delivered by Globe-1. This Agreement and each of the Transaction

Documents to which Globe-1 is a party constitutes, and each of the Transaction Documents to which Globe-1 will become a party, when executed and delivered by Globe-1, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Globe-1, enforceable by Onvia against Globe-1 in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "Transaction
                                                                   -----------
Documents" means all documents or agreements required to be delivered by any
---------
party under this Agreement including the Articles of Merger, the Depository Agreement, the Registration Rights Agreement and the Voting Agreements.

          (b) The execution and delivery by Globe-1 of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated in this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Globe-1, each as amended to date (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Globe-1 is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Globe-1 or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not reasonably be expected to have a Material Adverse Effect on Globe-1.

          (c) None of the execution and delivery by Globe-1 of this Agreement or of any other Transaction Document to which Globe-1 is or will become a party or the consummation of the transactions contemplated in this Agreement or any such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Articles of Merger
  -------------------
with the Washington Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Globe-1 Disclosure Schedule or which, if not obtained or made, could be expected to have a Material Adverse Effect on Globe-1.

     Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.
                  --------------------------------------------------------

          (a) Globe-1 has delivered to Onvia copies of Globe-1's unaudited balance sheet as of June 30, 2000 (the "Most Recent Balance Sheet") and
                                        -------------------------
unaudited profit and loss statement for the six-month period then-ended (together with the Most Recent Balance Sheet, the "Globe-1 Interim Financials")
                                                   --------------------------
and Globe-1's unaudited balance sheets as of December 31, 1999 and 1998, and the related unaudited profit and loss statements for the years ended December 31,

1999 and 1998, respectively (together with the Globe-1 Interim Financials, the "Globe-1 Financial Statements").
-----------------------------

          (b) Other than as set forth on the Globe-1 Disclosure Schedule, the Globe-1 Financial Statements are in accordance with the books and records of Globe-1 and present fairly in all material respects the financial position, results of operations and cash flows of Globe-1 as of their historical dates and for the periods indicated. The Globe-1 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Globe-1 Financial Statements are adequate in light of the contingencies with respect to which they were made.

          (c) Globe-1 has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All material debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material either individually or in the aggregate to Globe-1 or its business.

     Section 3.5  Tax Matters.
                  -----------

          (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i) The term "Taxes" shall mean all taxes, however denominated,
                             -----
including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "Returns" shall mean all reports, estimates,
                              -------
declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed prior to the date hereof by or on behalf of Globe-1 have been duly filed on a timely basis except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Globe-1 under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other material Taxes are payable by Globe-1 with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Globe-1 has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof , and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Globe-1 with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Globe-1 is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Globe-1 has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Globe-1's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (d) Globe-1 has furnished to Onvia true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Globe-1 relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Globe-1 for all periods since the inception of Globe-1. Globe-1 does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Onvia.

          (e) The Returns of or including Globe-1 have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Globe-1's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Globe-1 has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Globe-1 is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of Globe-1, threatened (either in writing or orally, formally or informally) against Globe-1 or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Globe-1. Globe-1 has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code
Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

          (f) Except as may be required as a result of the Merger, Globe-1 and its subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (g) Globe-1 is not, nor has it ever been, a party to any tax sharing agreement. Since April 16, 1997, Globe-1 has not been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

          (h) Globe-1 is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Onvia is not required to withhold tax by reason of Section 1445 of the Code. Globe-1 is not a "consenting corporation" under Section 341(f) of the Code. Globe-1 has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Globe-1 pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Globe-1 has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Globe-1 is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Globe-1 is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (i) The Globe-1 Disclosure Schedule sets forth accurate and complete information regarding Globe-1's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, Globe-1 has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     Section 3.6  Absence of Certain Changes or Events.  Since June 30, 2000,
                  ------------------------------------
other than as set forth on the Globe-1 Disclosure Schedule, Globe-1 has not:

          (a) suffered any Material Adverse Effect;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Globe-1;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by Globe-1 to its officers or employees;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Globe-1 or declared any direct or indirect redemption, retirement, purchase or other acquisition by Globe-1 of such shares;

          (e) issued any shares of capital stock of Globe-1 or any warrants, rights, options or entered into any commitment relating to the shares of Globe-1, except for the issuance of shares of Globe-1 capital stock pursuant to the exercise of Globe-1 Warrants set forth on the Globe-1 Disclosure Schedule;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $5,000;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

          (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

          (j) made any capital expenditure or capital commitment individually in excess of $10,000 or in the aggregate in excess of $20,000;

          (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or shareholders or any affiliate of any of the foregoing;

          (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Globe-1 Disclosure Schedule; or

          (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of Globe-1 contained in this Agreement.

     Section 3.7  Title and Related Matters.  Globe-1 has good and valid title
                  -------------------------
to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The equipment of Globe-1 used in the operation of its business is, taken as a whole, (a) adequate for the business conducted by Globe-1 and (b) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Globe-1 is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Globe-1 Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $5,000 and real property leased or owned by Globe-1, describing its interest in said property. True and correct copies of Globe-1's real property and personal property leases have been provided to Onvia or its representatives.

     Section 3.8  Proprietary Rights.
                  ------------------

          (a) Globe-1 owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trademarks, service marks, trade names, Internet domain names and, to its knowledge, all trade secrets and other proprietary rights used in the conduct of Globe-1's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Globe-1's World Wide Web sites (including www.Globe-1.com and the other domain names listed in the Globe-1 Disclosure Schedule) or any product which has been or is being distributed or sold by Globe-1 or currently is under development by Globe-1 or has previously been under development by Globe-1 (collectively, including such Web sites, the "Globe-1 Products"), free and clear of all liens, claims and
                     ----------------
encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "Globe-1 Proprietary Rights"). The Globe-1
                                  --------------------------
Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Globe-1 Products or otherwise included in the Globe-1 Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Globe-1 Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents,
              --------------------
copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Globe-1 is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Globe-1 Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology") and (iii) list of all licenses and other
     ----------------------
agreements with third parties relating to any material information, compilations, data lists or databases that Globe-1 is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in Globe-1 Products. All of

Globe-1's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Globe-1 Products are valid and in full force and effect, and except as set forth on the Globe-1 Disclosure Schedule, consummation of the transactions contemplated in this Agreement will not alter or impair any such rights. Except as set forth on the Globe-1 Disclosure Schedule, no claims have been asserted or threatened against Globe-1 (and Globe-1 is not aware of any claims which are likely to be asserted or threatened against Globe-1 or which have been asserted or threatened against others relating to Globe-1 Proprietary Rights or Globe-1 Products) by any person challenging Globe-1's use, possession, manufacture, sale or distribution of Globe-1 Products under any Globe-1 Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Globe-1 knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Globe-1 of any of the Globe-1 Products. None of the Globe-1 Products nor the use or exploitation of any Globe-1 Proprietary Rights in Globe-1's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Globe-1 Disclosure Schedule, Globe-1 has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

          (b) Except as set forth in Schedule 3.11(a) to the Globe-1 Disclosure Schedule, Globe-1 has not granted any third party any right to reproduce, distribute, market or exploit any of the Globe-1 Products or any adaptations, translations, or derivative works based on the Globe-1 Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology and except as set forth in Schedule 3.11(a) of the Globe-1 Disclosure Schedule, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Globe-1 Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Globe-1 Products at any stage of their development (the "Globe-1
                                                                    -------
Components") were written, developed and created solely and exclusively by
----------
employees of Globe-1 without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Globe-1 by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Onvia. Globe-1 has at all times used commercially reasonable efforts customary in its industry to treat the Globe-1 Proprietary Rights related to Globe-1 Products and Globe-1 Components as containing trade secrets and, other than as provided in Schedule 3.11(a) of the Globe-1 Disclosure Schedule, has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

          (d) To Globe-1's knowledge, no employee, contractor or consultant of Globe-1 is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Globe-1 or, to Globe-1's knowledge, any other party because of the nature of the business conducted by Globe-1 or proposed to be conducted by Globe-1. The Globe-1 Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Globe-1 Products or the Globe-1 Proprietary Rights.

          (e) Each person presently or previously employed by Globe-1 (including independent contractors, if any) with access authorized by Globe-1 to confidential information of Globe-1 has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Onvia or its representatives.

          (f) No product liability or warranty claims have been communicated in writing to or threatened against Globe-1.

          (g) To Globe-1's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Globe-1 Proprietary Rights, or any Third Party Technology to the extent licensed by or through Globe-1, by any third party, including any employee or former employee of Globe-1. Globe-1 has not entered into any agreement to indemnify any other person against any charge of infringement of any Globe-1 Proprietary Rights.

          (h) Globe-1 has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Globe-1 Proprietary Rights and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential
                                                         ------------
Information"). All use, disclosure or appropriation by Globe-1 or, to Globe-1's
-----------
knowledge, by another party pursuant to rights granted to it by Globe-1, of Confidential Information owned by Globe-1 to a third party has been pursuant to the terms of a written agreement between Globe-1 and such third party. All use, disclosure or appropriation by Globe-1 of Confidential Information not owned by Globe-1 has been pursuant to the terms of a written agreement between Globe-1 and the owner of such Confidential Information, or is otherwise lawful.

     Section 3.9  Employee Benefit Plans.
                  ----------------------

          (a) The Globe-1 Disclosure Schedule lists, with respect to Globe-1 and any trade or business (whether or not incorporated) which is treated as a single employer with Globe-1 (an "ERISA Affiliate") within the meaning of Section
                           ---------------
414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers
          -----
and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Globe-1 and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Globe-1 as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Globe-1 (together, the "Globe-1
                                                                   -------
Employee Plans").
--------------

          (b) Globe-1 has delivered to Onvia or its representatives a copy of each of the Globe-1 Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent sill in its possession, any material employee communications related thereto) and has, with respect to each Globe-1 Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Globe-1 Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Globe-1 has also furnished Onvia with the most recent Internal Revenue Service determination letter issued with respect to each such Globe-1 Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Globe-1 Employee Plan subject to Code
Section 401(a).

          (c) (i) None of the Globe-1 Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Globe-1 Employee Plan;
(iii) each Globe-1 Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Globe-1 and each Subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Globe-1 Employee Plans; (iv) neither Globe-1 nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Globe-1 Employee Plans; (v) all contributions required to be made by Globe-1 or any subsidiary or ERISA Affiliate to any Globe-1 Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Globe-1 Employee Plan for the current plan years; (vi) with respect to each Globe-1 Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Globe-1 Employee Plan is covered by, and neither Globe-1 nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under

Title IV of ERISA or Section 412 of the Code. With respect to each Globe-1 Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Globe-1 has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Globe-1 Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Globe-1 is threatened, against or with respect to any such Globe-1 Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Globe-1 nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Globe-1 Employee Plan, Globe-1 has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                         -----
proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.
  -----

          (e) The consummation of the transactions contemplated in this Agreement will not (i) entitle any current or former employee or other service provider of Globe-1 or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Globe-1 or other ERISA Affiliate relating to, or change in participation or coverage under, any Globe-1 Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Globe-1 Financial Statements.

     Section 3.10  Bank Accounts.  The Globe-1 Disclosure Schedule sets forth
                   -------------
the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Globe-1 maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  Contracts.
                   ---------

          (a) A list of (i) all contracts to which Globe-1 is a party which involves payment by Globe-1 of $50,000 or more in any calendar year, except for those contracts that are cancelable without penalty by providing notice within 30 days of the date of cancellation, provided the remaining payments through cancellation do not exceed $50,000, (ii) each material agreement, credit agreement or other instrument relating to the borrowing of money by the

Globe-1 or the guarantee by Globe-1 of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (iii) any other contract or agreement or amendment thereto that (A) is material to the business, financial condition or results of operations of Globe-1, or (B) places any material restrictions on the ability of Globe-1 to engage in any business activity currently conducted by it (collectively, the "Material Contracts") is attached as Schedule 3.11(a) of the
                    ------------------
Globe-1 Disclosure Schedule. Except as identified in such Schedule 3.11(a):

               (i) Globe-1 has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Globe-1 of any Globe-1 Products or Globe-1 Proprietary Rights. Without limiting the foregoing, except as set forth on the Globe-1 Disclosure Schedule, Globe-1 has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs") and site-license customers) any rights to reproduce, manufacture or
  ----
distribute any of the Globe-1 Products, nor has Globe-1 granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Globe-1's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Globe-1 Products), nor has Globe-1 granted any third party any right to market any of the Globe-1 Products under any private label or "OEM" arrangements, nor has Globe-1 granted any license of any Globe-1 trademarks or service marks.

               (ii)   Globe-1 has no Third Party Licenses.

               (iii) Globe-1 has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Globe-1 (including, without limitation, any advertising or revenue sharing arrangement).

               (iv) Globe-1 has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements, banner exchange agreements, linking agreements, co-branding agreements or other agreements under which Globe-1 has allowed third parties to advertise on or otherwise be included in Globe-1's World Wide Web sites).

               (v) Globe-1 has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Globe-1 "at will" and without liability, penalty or premium.

               (vi) Globe-1 has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on 30 days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

               (vii) Globe-1 has no currently effective collective bargaining or union agreements, contracts or commitments.

               (viii) Globe-1 is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (ix) Globe-1 has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (x) Globe-1 has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Globe-1 of any sum.

               (xi) Globe-1 has no agreements pursuant to which Globe-1 has agreed to manufacture for, supply to or distribute to any third party any Globe-1 Products or Globe-1 Components.

     True and correct copies of each document or instrument listed on the Globe-1 Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Onvia or its representatives.

          (b) All of the Material Contracts listed on the Globe-1 Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Globe-1 in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Except as disclosed in the Globe-1 Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Globe-1, except as disclosed in the Globe-1 Disclosure Schedule, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Globe-1 is not in material default under or in material breach or violation of, nor, to Globe-1's knowledge, is there any valid basis for any claim of default by Globe-1 under, or breach or violation by Globe-1 of, any material provision of any Material Contract. To Globe-1's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

          (d) Except as specifically indicated on the Globe-1 Disclosure Schedule, none of the Material Contracts provides for indemnification by Globe-1 of any third party. No claims have been made or threatened that would require indemnification by Globe-1, and Globe-1 has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

     Section 3.12  Orders, Commitments and Returns. There are no oral
                   -------------------------------
contracts or arrangements for the sale of advertising or any other product or service by Globe-1.

     Section 3.13  Compliance With Law.  To its knowledge, Globe-1 and the
                   -------------------
operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Globe-1 nor, to Globe-1's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Globe-1 has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Globe-1 has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliance as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Globe-1.

     Section 3.14  Labor Difficulties; No Discrimination.
                   -------------------------------------

          (a) To its knowledge, Globe-1 is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Globe-1 actually pending or, to the knowledge of Globe-1, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Globe-1, threatened against Globe-1.
To the knowledge of Globe-1, no union organizing activities are taking place with respect to the business of Globe-1. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Globe-1, no claims therefor exist. No collective bargaining agreement that is binding on Globe-1 restricts it from relocating or closing any of its operations. Globe-1 has not experienced any material work stoppage or other material labor difficulty.

          (b) There is and has not been any claim against Globe-1 or its officers or employees, or to Globe-1's knowledge, threatened against Globe-1 or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, or based on actual or alleged breach of contract with respect to any person's employment by Globe-1, nor, to the knowledge of Globe-1, is there any basis for any such claim.

          (c) There are no pending claims against Globe-1 or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Globe-1 nor any of its subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Globe-1, threatened, between Globe-1 and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Globe-1.

     Section 3.15  Trade Regulation. All of the prices charged by Globe-1 in
                   ----------------
connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Globe-1 with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Globe-1's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against Globe-1.

     Section 3.16  Insider Transactions.  To the knowledge of Globe-1, no
                   --------------------
affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange
            ---------
Act of 1934, as amended (the "Exchange Act") of Globe-1 has any interest in any
                              ------------
equipment or other property, real or personal, tangible or intangible of Globe-1, including, without limitation, any Globe-1 Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Globe-1 Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

     Section 3.17  Employees, Independent Contractors and Consultants.  The
                   --------------------------------------------------
Globe-1 Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Globe-1 is a party. True and correct copies of all such written agreements have been provided to Onvia or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Globe-1 are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Globe-1 Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Globe-1.

     Section 3.18  Insurance.  The Globe-1 Disclosure Schedule contains a list
                   ---------
of the principal policies of fire, liability and other forms of insurance currently or previously held by Globe-1, and all claims made by Globe-1 under such policies. Globe-1 has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Globe-1 is otherwise in compliance with the terms of such policies and bonds in all material respects. Globe-1 has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.19  Accounts Receivable.  Subject to any reserves set forth in
                   -------------------
the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

     Section 3.20  Litigation. There is no private or governmental action,
                   ----------
suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Globe-1, threatened against Globe-1 or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Globe-1, or, to the knowledge of Globe-1, any of its directors or officers (in their capacities as such). To Globe-1's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Globe-1 as a result of the conduct of Globe-1's business (including, without limitation, any claim of infringement of any intellectual property right). The matters described in this Section 3.20 include, but are not limited to, those arising under any applicable federal, state and local laws, regulations and agency interpretations of the same relating to the collection and use of user information gathered in the course of Globe-1's operations.

     Section 3.21  Governmental Authorizations and Regulations. Globe-1 has
                   -------------------------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Globe-1 currently operates or holds any interest in any of its properties or (b) that is required for the operation of Globe-1's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

     Section 3.22  Subsidiaries. Globe-1 has no Subsidiaries.  Globe-1 does
                   ------------
not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, limited liability company, firm, association or business organization, entity or enterprise, and Globe-1 does not control (directly or indirectly) the management or policies of any other corporation, partnership, limited liability company, firm, association or business organization, entity or enterprise.

     Section 3.23  Compliance with Environmental Requirements.  Globe-1 has
                   ------------------------------------------
obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Globe-1 and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Globe-1 is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Globe-1 which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Globe-1, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

     Section 3.24  Corporate Documents.  Globe-1 has furnished to Onvia or its
                   -------------------
representatives: (a) copies of its articles of incorporation and bylaws, each as amended to date; (b) its minute book containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Globe-1, or any securities of Globe-1, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Globe-1 setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Globe-1 are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.25  No Brokers.  Neither Globe-1 nor, to Globe-1's knowledge,
                   ----------
any Globe-1 shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated herein or therein.

     Section 3.26  Customers and Suppliers. As of the date hereof, no customer
                   -----------------------
which individually accounted for more than 5% of Globe-1's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Globe-1, has canceled or otherwise terminated prior to the expiration of the contract term, or, to the Globe-1's knowledge, made any written threat to Globe-1 to cancel or otherwise terminate its relationship with Globe-1, or has at any time on or after June 30, 2000 decreased materially its services or supplies to Globe-1 in the case of any such supplier, or its usage of the services or products of Globe-1 in the case of such customer, and to Globe-1's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Globe-1 or to decrease materially its services or supplies to Globe-1 or its usage of the services or products of Globe-1, as the case may be. Globe-1 has not knowingly (a) breached, so as to provide a benefit to Globe-1 that was not intended by the parties, any agreement with, or (b) engaged in any fraudulent conduct with respect to, any customer or supplier or Globe-1.

     Section 3.27  Globe-1 Action.  The board of directors of Globe-1, by
                   --------------
unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (a) determined that the Merger is fair and in the best interests of Globe-1 and its shareholders, (b) approved, and declared the advisability of the Merger, this Agreement and the transactions contemplated hereby in accordance with the provisions of Washington Law, and (c) directed that this Agreement and the Merger be submitted to Globe-1 shareholders for their approval and resolved to recommend that Globe-1 shareholders vote in favor of the approval of the Merger, this Agreement and the transactions contemplated hereby.

     Section 3.28  Privacy Laws and Policies Compliance.  Globe-1 has complied
                   ------------------------------------
with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Globe-1's operations, and Globe-1 has at all times complied with all rules, policies and procedures established by Globe-1 from time to time with respect to the foregoing.

     Section 3.29  Disclosure.  No statements by Globe-1 contained in this
                   ----------
Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Globe-1 to Onvia or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Globe-1 has disclosed to Onvia all material information of which it is aware relating specifically to the operations and business of Globe-1 as of the date of this Agreement or the transactions contemplated in this Agreement.

     Section 3.30  Disclosure to Shareholders.  The information supplied by
                   --------------------------
Globe-1 for inclusion in the information statement to be sent to the shareholders of Globe-1 in connection with the written consent of shareholders of Globe-1 (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information
               ---------------------
Statement is first mailed to Globe-1's shareholders, at the time of the written consent of shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Globe-1 or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Globe-1, such amendment or supplement. Notwithstanding the foregoing, Globe-1 makes no representation, warranty or covenant with respect to any information supplied by Onvia or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Globe-1.

     Section 3.31.  Vote Required.  The affirmative vote of the holders of at
                    -------------
least 66-2/3% of the Globe-1 Common Stock and Series A Preferred Stock, voting together as a class, and 66-2/3% of the Series A Preferred Stock, voting separately as a class, is the only vote of the holders of any of Globe-1's capital stock necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF ONVIA AND SUB

     Onvia and Sub jointly and severally represent and warrant to Globe-1 that, except as disclosed in any filing with the Securities and Exchange Commission (the "Commission"), the statements contained in this Article IV are true and
      ----------
correct except as set forth in the disclosure schedule delivered by Onvia to Globe-1 on or before the date of this Agreement (the "Onvia Disclosure
                                                      ----------------
Schedule").  The Onvia Disclosure Schedule shall be arranged in paragraphs
--------
corresponding to the numbered and lettered paragraphs contained in this Article IV.

     Section 4.1  Organization of Onvia and Sub.  Each of Onvia and its
                  -----------------------------
Subsidiaries, including Sub, is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Onvia or Sub. The authorized capital stock of Sub consists of one thousand (1,000) shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Onvia free and clear of all liens, charges and encumbrances.

     Section 4.2  Valid Issuance of Onvia Common Stock. The shares of Onvia
                  ------------------------------------
Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable, and none of which will be subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Onvia's Certificate of Incorporation or Bylaws, or any agreement by which Onvia is a party or is bound (except for the Escrow Shares which are subject to this Agreement and the Depository Agreement), and issued in compliance with all applicable federal or state securities laws.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Each of Onvia and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Onvia and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Onvia and Sub. This Agreement and each of the Transaction Documents to which Onvia or Sub is a party constitutes, and each of the Transaction Documents to which Onvia or Sub will become a party when executed and delivered by Onvia or Sub will constitute, a valid and binding obligation of Onvia or Sub, enforceable by Globe-1 against Onvia or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (b) The execution and delivery by Onvia or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated in this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation (or articles of incorporation, as the case may be) or bylaws of Onvia or Sub, respectively, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Onvia or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Onvia or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

          (c) Neither the execution and delivery of this Agreement by Onvia or Sub or the Transaction Documents to which Onvia or Sub is or will become a party or the consummation of the transactions contemplated herein or therein will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Articles of Merger with the Washington Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

     Section 4.4  Commission Filings; Financial Statements.
                  ----------------------------------------

          (a) Onvia has filed with the Commission and made available to Globe-1 or its representatives all forms, reports and documents required to be filed by Onvia with the Commission since March 1, 2000 (collectively, the "Onvia
                                                                  -----
Commission Reports").  The Onvia Commission Reports (i) at the time filed,
------------------
complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Onvia Commission Reports or necessary in order to make the statements in such Onvia Commission Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Onvia Commission Reports, including any Onvia Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Onvia and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5  Compliance with Laws.  Onvia has complied with, is not in
                  --------------------
violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

     Section 4.6  Interim Operations of Sub.  Sub was formed by Onvia solely
                  -------------------------
for the purpose of engaging in the transactions contemplated in this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Onvia, is not a party to any agreement other than this Agreement.

     Section 4.7  Stockholders' Consent.  No consent or approval of the
                  ---------------------
stockholders of Onvia is required or necessary for Onvia to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated herein and therein.

     Section 4.8  Disclosure.  No statements by Onvia contained in this
                  ----------
Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Onvia or Sub to Globe-1 under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The information supplied by Onvia for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Globe-1 shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not false or misleading.

    Section 4.9  No Litigation.  There is no action, investigation or
                 -------------
proceeding pending against, and to the knowledge of Onvia, threatened against or effecting Onvia or Sub before any court or government entity which in any manner challenges or seeks to prevent, join, alter or delay any of the transactions contemplated in this Agreement or which could reasonably be expected to have a Material Adverse Effect on Onvia.

                                   ARTICLE V

                        PRECLOSING COVENANTS OF GLOBE-1

     Section 5.1  Approval of Globe-1 Shareholders.  Prior to the Closing Date
                  --------------------------------
and at the earliest practicable date following the date hereof, Globe-1 will solicit written consents from its shareholders seeking approval of this Agreement, the Merger and related matters. In soliciting such written consent, the board of directors of Globe-1 will (subject to satisfying its fiduciary obligations to the shareholders of Globe-1) recommend to the shareholders of Globe-1 that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the shareholders of Globe-1 entitled to consent to this Agreement and the Merger in accordance with
Washington Law and Globe-1's articles of incorporation and bylaws.   Onvia and
Globe-1 shall work expeditiously to prepare as soon as reasonably practicable the Information Statement in form and substance reasonably acceptable to each of Onvia and Globe, with respect to the solicitation of written consents from the shareholders of Globe-1 to approve this Agreement, the Merger and related matters. The Information Statement as prepared by Onvia and Globe-1 shall be in such form and contain such information so as to permit compliance by Onvia with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Onvia Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit C (an "Investor Representation Statement"), to be
                   ---------      ---------------------------------
completed by each shareholder of Globe-1 and delivered to Onvia for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Onvia of shares of Onvia Common Stock in the Merger. Within two business days after the execution of this Agreement, Globe-1 will distribute the Information Statement to the shareholders of Globe-1. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Globe-1 or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Globe-1, such amendment or supplement. The Information Statement will include the unanimous recommendation of the board of directors of Globe-1 in favor of adoption and approval of this Agreement and approval of the Merger.

     Section 5.2  Advice of Changes.  Globe-1 will promptly advise Onvia in
                  -----------------
writing of any event known to Globe-1 occurring subsequent to the date of this Agreement which would render any representation or warranty of Globe-1 contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; provided however, that nothing provided by Globe-1 after the date of this Agreement pursuant to this
Section 5.2 or any other provision of this Agreement shall affect the representations, warranties, covenants or agreements of the parties in this Agreement or the conditions to the obligations of the parties under this Agreement, except as specifically set forth herein.

     Section 5.3  Operation of Business.  During the period from the date of
                  ---------------------
this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Globe-1 agrees (except to the extent that Onvia shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Globe-1 shall promptly notify Onvia of any event or occurrence not in the ordinary course of business of Globe-1. Except as expressly contemplated by this Agreement, Globe-1 shall not, without the prior written consent of Onvia:

          (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Globe-1 Disclosure Schedule; provided however, that Globe-1 may make payments to its employees and consultants in an amount not to exceed an aggregate of $100,000 in return for each of such employees and consultants providing a valid waiver to Globe-1, in a form reasonably acceptable to Onvia, with respect to any rights such employees and consultants may have to purchase or otherwise be issued Globe-1 Capital Stock or options, warrants or other purchase rights for Globe-1 Capital Stock.

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party; provided however, that Globe-1 may either (x) repurchase Globe-1 Securities from Robert Gilmore, III in an amount not to exceed $500,000 (the "Robert Gilmore, III Repurchase") provided that prior to the consummation of
 ------------------------------
such repurchase Globe-1 has received valid waivers from all of the holders of Globe-1 Capital Stock with respect to any claims such holders may have with respect to such repurchase or (y) provide a cash bonus to Robert Gilmore, III in an amount not to exceed $150,000 provided that no part of such bonus would constitute a nondeductible expense to Globe-1 pursuant to Section 280G of the Code, an excise tax to Mr. Gilmore pursuant to Section 4999 of the Code or any other tax other than ordinary income and employment tax under applicable federal and state taxation laws.

          (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Globe-1 Common Stock issuable upon exercise of Globe-1 Warrants, which are outstanding on the date of this Agreement or (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Globe-1, except in the ordinary course of business;

          (f) (i) except as set forth on the Globe-1 Disclosure Schedule, increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) except as set forth on the Globe-1 Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (i) amend or propose to amend its articles of incorporation or bylaws;

          (j) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $20,000 as to any individual matter;

          (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Globe-1 Proprietary Right or other property associated with the business of Globe-1 (including sales or transfers to Affiliates of Globe-1);

          (1) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (n)  change accounting methods;

          (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (q) waive or release any material right or claim, except in the ordinary course of business;

          (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Globe-1, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Globe-1, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Globe-1 or Onvia;

          (s) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Globe-1;

          (t) enter into any agreement outside of the ordinary course of business in which the obligation of Globe-1 exceeds $5,000 or shall not terminate or be subject to termination for convenience within 30 days following execution;

          (u) enter into any agreement (including without limitation any material licenses to information or databases, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond 180 days of the date of this Agreement) not in the ordinary course of business;

          (v) continue or begin any discussions or negotiations regarding any international expansion, licensing, joint ventures, partnership or other arrangements, plans or other similar commitments or understandings; or

          (w) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above, or any action which is reasonably likely to make any of Globe-1's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.4  Access to Information.  Until the Closing, Globe-1 shall
                  ---------------------
allow Onvia and its agents reasonable free access during normal business hours upon reasonable notice to its officers, directors, employees, files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Globe-1 shall cause its accountants to cooperate with Onvia and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5  Satisfaction of Conditions Precedent.  Globe-1 will use its
                  ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Globe-1 will use its reasonable best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated in this Agreement. Globe-1 shall use its best efforts to obtain any and all consents necessary to consummate the Merger with respect to those Material Contracts listed on Schedule 5.5 of the Globe-1 Disclosure Schedule (the "Material Consents").
------------------

     Section 5.6  Other Negotiations.  Following the date hereof and until
                  ------------------
termination of this Agreement pursuant to Section 9.1, Globe-1 will not (and it will not permit any of its officers, directors, employees, agents, Affiliates or representatives) to take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Onvia) regarding any acquisition of Globe-1, any merger or consolidation with or involving Globe-1, or any acquisition of any material portion of the stock or assets of Globe-1 or any material license of Globe-1 Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning
                 -----------------------
any Acquisition Transaction with any party other than Onvia. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Globe-1 receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Globe-1 shall (a) notify Onvia immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (b) notify such third party immediately of Globe-1's obligations under this Agreement.

                                  ARTICLE VI

                PRECLOSING AND OTHER COVENANTS OF ONVIA AND SUB

     Section 6.1  Advice of Changes.  Onvia and Sub will promptly advise
                  -----------------
Globe-1 in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Onvia or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2  Reservation of Onvia Common Stock.  Onvia shall prior to the
                  ---------------------------------
Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Onvia Common Stock as may be issuable upon consummation of the Merger.

     Section 6.3  Satisfaction of Conditions Precedent.  Onvia and Sub will
                  ------------------------------------
use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Onvia and Sub will use their reasonable best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

     Section 6.4   Nasdaq National Market Listing.  If required by the rules
                   ------------------------------
of the Nasdaq National Market, Onvia shall prior to the Effective Time cause the shares of Onvia Common Stock issuable to the shareholders of Globe-1 in the Merger to be authorized for listing on the Nasdaq National Market.

     Section 6.5   Warrants.  Each Globe-1 Warrant, to the extent outstanding
                   --------
at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Globe-1 Warrants shall, by virtue of the Merger and without any further action on the part of Globe-1 or the holder of any of Globe-1 Warrants (unless further action may be required by the terms of any of Globe-1 Warrants), be assumed by Onvia and each Globe-1 Warrant assumed by Onvia shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Globe-1 Warrants, except that (A) each such Globe-1 Warrant shall be exercisable for that whole number of shares of Onvia Common Stock (rounded down to the nearest whole share) into which the number of shares of Globe-1 Common Stock subject to such Globe-1 Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Onvia Common Stock shall be an amount equal to the exercise price per share of Globe-1 Common Stock subject to such Globe-1 Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Globe-1 in the warrant agreements underlying Globe-1 Warrants shall be deemed to refer to Onvia. Onvia further agrees that, notwithstanding any other term of this Section 6.5 to the contrary, if required under the terms of Globe-1 Warrants or if otherwise appropriate under the terms of Globe-1 Warrants, it will execute a supplemental agreement with the holders of Globe-1 Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Onvia shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Onvia Common Stock that will become subject to warrants to purchase Onvia Common Stock ("Onvia
                                                                      -----
Warrants") pursuant to this Section 6.5 and (ii) from and after the Effective
--------
Time, upon exercise of the Onvia Warrants in accordance with the terms thereof, make available for issuance all shares of Onvia Common Stock covered thereby.

     Section 6.6  Registration Rights.  Onvia and Globe-1 will execute and
                  -------------------
deliver at closing a Registration Rights Agreement in the form attached hereto as Exhibit D granting the Holders registration according to the terms, but
   ---------
subject to the conditions set forth therein (the "Registration Rights
                                                  -------------------
Agreement").

     Section 6.7  Certain Employee Benefit Matters.  From and after the
                  --------------------------------
Effective Time, employees of Globe-1 at the Effective Time will be provided with employee benefits by the Surviving Corporation or Onvia which in the aggregate are no less favorable to such employees than those provided from time to time by Onvia to its similarly situated employees. If any employee of Globe-1 becomes a participant in any employee benefit plan (other than any stock option plan), program, policy or arrangement of Onvia, such employee shall be given credit for all service prior to the Effective Time with Globe-1 to the extent permissible under such plan, program, policy or arrangement.


                                  ARTICLE VII

                               OTHER AGREEMENTS

     Section 7.1  Confidentiality.  Each party acknowledges that Onvia and
                  ---------------
Globe-1 have previously executed a Non-Disclosure Agreement (the
"Confidentiality Agreement"), which agreement shall continue in full force and
--------------------------
effect in accordance with its terms.

     Section 7.2  No Public Announcement.  The parties shall make no public
                  ----------------------
announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law; and provided, further, however, that following execution of this Agreement or consummation of the Merger Onvia may make a public announcement regarding the Merger and the integration of Globe-1's business into that of Onvia.

     Section 7.3  Regulatory Filings; Consents; Reasonable Efforts.  Subject
                  ------------------------------------------------
to the terms and conditions of this Agreement, Globe-1 and Onvia shall use their respective reasonable good faith efforts to (a) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (b) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.4  Further Assurances.  Prior to and following the Closing,
                  ------------------
each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated herein and to carry into effect the intents and purposes of this Agreement.

     Section 7.5  Depository Agreement.  On or before the Effective Time,
                  --------------------
Onvia shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Depository Agent (as defined in Section 10.2) and the Shareholders' Agents (as defined in Section 10.9), to enter into an Depository Agreement in substantially the form attached hereto as Exhibit B.
                                                       ---------

     Section 7.6  FIRPTA.  Globe-1 shall, prior to the Closing Date, provide
                  ------
Onvia with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital
       ------
stock of Globe-1 do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Onvia's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Globe-1 shall provide to Onvia, as agent for Globe-1, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Onvia to deliver such notice form to the Internal Revenue Service on behalf of Globe-1 upon the Closing of the Merger.

     Section 7.7  Blue Sky Laws.  Onvia shall take such steps as may be
                  -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Onvia Common Stock in connection with the Merger. Globe-1 shall use its reasonable good faith efforts to assist Onvia as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Onvia Common Stock in connection with the Merger.

     Section 7.8  Other Filings.  As promptly as practicable after the date of
                  -------------
this Agreement, Globe-1 and Onvia will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated in this Agreement (the "Other Filings"). The Other
                                                  -------------
Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Globe-1 or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Globe-1, such amendment or supplement.

                                 ARTICLE VIII

                             CONDITIONS TO MERGER

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a)   Shareholder Approval.  The shareholders of Globe-1 entitled to
                  --------------------
vote on or consent to this Agreement and the Merger in accordance with Washington Law and Globe-1's articles of incorporation shall have approved this Agreement and the Merger.

            (b)   Approvals.  Other than the filing provided for by Section 1.1,
                  ---------
 all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

              (c) No Injunctions or Restraints; Illegality.  No temporary
                  ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Globe-1 by Onvia after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

              (d) Nasdaq.  If required by the rules of the Nasdaq National
                  ------
Market, the shares of Onvia Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

     Section 8.2  Additional Conditions to Obligations of Onvia and Sub.  The
                  -----------------------------------------------------
obligations of Onvia and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Onvia and Sub:

              (a) Representations and Warranties.  The representations and
                  ------------------------------
warranties of Globe-1 set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated in this Agreement; and Onvia shall have received a certificate signed on behalf of Globe-1 by the chief executive officer of Globe-1 to such effect.

              (b) Performance of Obligations of Globe-1.  Globe-1 shall have
                  -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Onvia shall have received a certificate signed on behalf of Globe-1 by the chief executive officer of Globe-1 to such effect.

              (c) Secretary's Certificate.  Globe-1 shall have delivered to
                  -----------------------
Onvia (i) resolutions of the board of directors of Globe-1, certified by its Secretary, authorizing its execution and delivery of this Agreement and the performance of its obligations hereunder, and (ii) resolutions adopted by written consent of the holders of Globe-1 Capital Stock certified by its Secretary, authorizing the execution and delivery of this Agreement and the performance of Globe-1's obligations hereunder.

              (d) Certificate and Bylaws.  Globe-1 shall have delivered a copy
                  ----------------------
of the articles of incorporation of Globe-1, certified as of a recent date by the Secretary of State of Washington, and the Bylaws of Globe-1, certified as of a recent date by its Secretary.

              (e) Blue Sky Laws.  Onvia shall have received all state securities
                  -------------
or "Blue Sky" permits and other authorizations necessary to issue shares of Onvia Common Stock pursuant to the Merger.

              (f) Affirmative Vote or Dissenting Stockholders.  Holders of 95%
                  -------------------------------------------
or more of Globe-1's issued and outstanding capital stock shall have voted in favor of the approval of the

Merger, this Agreement and the transactions contemplated hereby, or (ii) holders of not more than 4% of Globe-1's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Washington Law as to such shares and the time for exercising those rights under Washington Law shall have expired.

          (g) Depository Agreement.  The Depository Agent and Shareholders'
              --------------------
Agents shall have executed and delivered to Onvia the Depository Agreement and such agreement shall remain in full force and effect.

          (h) Key Employees and Consultants; Employee and Consulting Agreements.
              -----------------------------------------------------------------
Each of Robert Gilmore, III, Robert McCormic, Robert Gilmore, Jr. and Oryanto Rusli (collectively, the "Key Employees") shall have executed and delivered
                          -------------
employment, non-competition and non-solicitation agreements in a form satisfactory to Onvia, and each of Ken Rogers and George Hanible (the "Key
                                                                       ---
Consultants") shall have executed and delivered consulting, non-competition and
-----------
non-solicitation agreements in a form satisfactory to Onvia and shall have terminated their employment relationship with Globe-1.

          (i) Opinions of Globe-1's Counsel.  Onvia shall have received an
              -----------------------------
opinion dated the Closing Date of Gray Cary, counsel to Globe-1, as to the matters in the form attached hereto as Exhibit E.
                                       ---------

          (j) Approvals.  All authorizations, consents (including the Material
              ---------
Consents), or approvals of, or notifications to any third party, required by Globe-1's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

          (k) Board Resignations.  Globe-1 shall have delivered to Onvia written
              ------------------
letters of resignation from the Globe-1 board of directors from each of the current members of such board of directors, in each case effective at the Effective Time.

          (l) Securities Exemption.  Each shareholder of Globe-1 shall have
              --------------------
executed and delivered to Onvia an Investor Representation Statement and, based upon the information supplied in such Investor Representation Statement, Onvia shall have reasonably concluded that the issuance of shares of Onvia Common Stock shall be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and Regulation D promulgated thereunder.

          (m) No Material Change.  There shall not have been any material
              ------------------
adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Globe-1 since the date of this Agreement.

          (n) Globe-1 Stockholder Lockup.  Holders of at least 90% of aggregate
              --------------------------
number of Fully-Diluted Number of Shares of Globe-1 Capital Stock and shares subject to Globe-1 Warrants shall have entered into Lockup Agreements in the form attached hereto as Exhibit F.
                        ---------

          (o) Conversion of Globe-1 Series A Preferred Stock.  All outstanding
              ----------------------------------------------
shares or Globe-1 Series A Preferred Stock shall have converted into Globe-1 Common Stock.

              (p) Termination of Option Plan. Globe-1's 2000 Stock Option Plan
                  --------------------------
shall have terminated and there shall be no options outstanding thereunder.

              (q) Execution of Proprietary Information and Invention Assignment
                  -------------------------------------------------------------
Agreements. Each employee, consultant and officer of Globe-1 shall have executed
----------
an agreement with Globe-1 regarding confidentiality and proprietary information substantially in the form provided by Onvia to Globe-1.

     Section 8.3  Additional Conditions to Obligations of Globe-1.  The
                  -----------------------------------------------
obligation of Globe-1 to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Globe-1:

              (a) Representations and Warranties.  The representations and
                  ------------------------------
warranties of Onvia and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Globe-1 shall have received a certificate signed on behalf of Onvia by the chief executive officer or chief financial officer of Onvia to such effect.

              (b) Performance of Obligations of Onvia and Sub.  Onvia and Sub
                  -------------------------------------------
shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Globe-1 shall have received a certificate signed on behalf of Onvia by the chief executive officer or chief financial officer of Onvia to such effect.

              (c) Secretary's Certificate.  Onvia shall have delivered to Globe-
                  -----------------------
1 resolutions of the board of directors of each of Onvia and Sub, certified by the Secretary of Onvia and Sub, respectively, authorizing the execution and delivery of this Agreement by each of them and the performance of their obligations hereunder.

              (d) Certificate and Bylaws.  Onvia shall have delivered a copy of
                  ----------------------
the certificate of incorporation (or articles of incorporation, as the case may be) of each of the Onvia and Sub, certified as of a recent date by the Secretary of State of Delaware (or Washington, as the case may be), and the Bylaws of each of Onvia and Sub, certified as of a recent date by the Secretary of Onvia and Sub, respectively.

              (e) Opinion of Onvia's Counsel.  Globe-1 shall have received an
                  --------------------------
opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Onvia, as to the matters attached hereto as Exhibit G.
                                                       ---------

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

     Section 9.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time:

            (a)   by mutual written consent of Onvia and Globe-1;

            (b) by either Onvia or Globe-1, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

            (c) by Onvia or Globe-1, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

            (d) by Onvia, by giving written notice to Globe-1, if the Closing shall not have occurred on or before August 15, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Onvia of any representation, warranty, or covenant of Onvia contained in this Agreement or Onvia's failure to fulfill a condition precedent to closing or other default);

            (e) by Globe-1, by giving written notice to Onvia, if the Closing shall not have occurred on or before August 15, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Globe-1 of any representation, warranty, or covenant of Globe-1 contained in this Agreement or Globe-1's failure to fulfill a condition precedent to closing or other default); and

            (f) by Onvia, by giving written notice to Globe-1, if the required approvals of the shareholders of Globe-1 contemplated in this Agreement shall not have been obtained by reason of the failure to obtain the required consents.

     Section 9.2  Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Onvia, Globe-1, Sub or their respective officers, directors, stockholders (or shareholders, as the case may be) or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3  Fees and Expenses.
                  -----------------

            (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

            (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Globe-1 or its shareholders in connection with the Merger shall be deemed expenses of the shareholders of Globe-1 to the extent such fees and expenses exceed $150,000, and shall be borne by the shareholders of Globe-1 to such extent and will not become obligations of Globe-1. Globe-1 will make arrangements for the payments of such fees acceptable to Onvia. Any such fees and expenses in excess of $150,000 incurred by Globe-1 shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the damage threshold as contemplated in Section 10.3.

                                   ARTICLE X


                           ESCROW AND INDEMNIFICATION

     Section 10.1  Indemnification.  From and after the Effective Time and
                   ---------------
subject to the limitations contained in Section 10.2, the Former Globe-1 Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Onvia harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Onvia has
                                                        -------
incurred by reason of the breach or alleged breach by Globe-1 of any representation, warranty, covenant or agreement of Globe-1 contained in this Agreement that occurs or becomes known to Onvia during the Escrow Period (as defined in Section 10.4 below). Onvia, Globe-1 and Sub acknowledge and agree, and the Former Globe-1 Shareholders, by their approval of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X (x) shall be the sole and exclusive remedy for any such claim of breach by Globe-1 and (y) shall not in any case exceed the value of the Total Consideration Shares as determined pursuant to the terms of Section 10.6 , in each case except for Damages based upon a claim of fraud, intentional misrepresentation or active concealment.

     Section 10.2  Escrow Fund.  As security and the sole and exclusive
                   -----------
recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Stock Transfer Corporation (or such other institution selected by Onvia with the reasonable consent of Globe-1) as depository agent (the "Depository Agent"), such deposit
                                              ----------------
to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the
                                    -----------
terms set forth in this Article X and in the Depository Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Globe-1 Shareholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and Onvia shall not be entitled to pursue any claims for indemnification under this
Article X or otherwise against the Former Globe-1 Shareholders directly or personally, and the sole recourse of Onvia shall be to make claims against the Escrow Fund in accordance with the terms of the Depository Agreement, except in the case of the matters specified in Section 11.1(a), (b) and (c) which Onvia may bring against the Former Globe-1 Shareholders after the conclusion of the Escrow Period until the expiration of the period set forth in the applicable subsection.

     Section 10.3  Damage Threshold.  Notwithstanding the foregoing, the Former
                   ----------------
Globe-1 Shareholders shall have no liability under Section 10.1 and Onvia may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Onvia's Damages in excess of $50,000 has been delivered to the Shareholders' Agents and to the Depository Agent; provided, however, that after an Officer's Certificate or Certificates for an aggregate of $50,000 in Damages has been delivered, Onvia shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates from the first dollar of such Damages; provided further that there shall be no such limitation on the ability of Onvia to receive shares from the Escrow Fund with respect to any liability arising from the Robert Gilmore, III Repurchase.

     Section 10.4  Escrow Periods.  The Escrow Fund shall terminate upon the
                   --------------
first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the
                              -------------
number of Escrow Shares, which, in the reasonable judgment of Onvia, subject to the objection of the Shareholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Depository Agent and the Shareholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5  Claims Upon Escrow Fund.  Upon receipt by the Depository
                   -----------------------
Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Onvia (an "Officer's Certificate"):
                                                   ---------------------

             (i) Stating the aggregate amount of Onvia's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

            (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Depository Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Depository Agreement, deliver to Onvia out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Depository Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Depository Agreement) based upon their respective percentage interests therein at the time.

     Section 10.6  Valuation.  For the purpose of compensating Onvia for its
                   ---------
Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Onvia in respect of a claim for Damages shall be the average closing sales price of Onvia Common Stock as traded on the Nasdaq National Market and reported on the web site http://www.nasdaq.com for the thirty consecutive trading days ending on and including the third trading day prior to the Closing Date.

     Section 10.7  Objections to Claims.  At the time of delivery of any
                   --------------------
Officer's Certificate to the Depository Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agents (as defined in Section 10.9 below) and for a period of 30 days after such delivery, the Depository Agent shall make no delivery of Escrow Shares pursuant to Section 10.4 unless the Depository Agent shall have received written authorization from the Shareholders' Agents to make such delivery. After the expiration of such 30 day period, the Depository Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.4; provided, however, that no such delivery may be made if the Shareholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depository Agent and to Onvia prior to the expiration of such 30 day period.

     Section 10.8  Resolution of Conflicts.
                   -----------------------

             (a) In case the Shareholders' Agents shall so object in writing to any claim or claims by Onvia made in any Officer's Certificate, Onvia shall have 30 days to respond in a written statement to the objection of the Shareholders' Agents. If after such 30 day period there remains a dispute as to any claims, the Shareholders' Agents and Onvia shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agents and Onvia should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depository Agent. The Depository Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

             (b) If no such agreement can be reached after good faith negotiation, either Onvia or the Shareholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, Onvia (on the one hand) and the Shareholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Depository Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

             (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.9  Shareholders' Agents.

             (a) If this Agreement and the Merger are approved by the requisite vote of Globe-1's shareholders, effective upon such vote and without any further act by any Former

Globe-1 Shareholder, Robert Gilmore, III, and Donald Mowat shall be constituted and appointed as agents (the "Shareholders' Agents") for and on behalf of the
                              --------------------
Former Globe-1 Shareholders to give and receive notices and communications, to authorize delivery to Onvia of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Onvia, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agents for the accomplishment of the foregoing. All actions of the Shareholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than 10 days' prior written notice to Onvia. No bond shall be required of the Shareholders' Agents, and the Shareholders' Agents shall receive no compensation for services. Notices or communications to or from the Shareholders' Agents shall constitute notice to or from each of the Former Globe-1 Shareholders.

             (b) The Shareholders' Agents shall not be liable for any act done or omitted hereunder as Shareholders' Agents while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Globe-1 Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Shareholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Depository Agreement.

             (c) The Shareholders' Agents shall have reasonable access to information about Globe-1 and Onvia and the reasonable assistance of Globe-1's and Onvia's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Shareholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Globe-1 or Onvia to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10  Actions of the Shareholders' Agents.  A decision, act,
                    -----------------------------------
consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Globe-1 Shareholders for whom shares of Onvia Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Globe-1 Shareholder, and the Depository Agent and Onvia may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Globe-1 Shareholder. The Depository Agent and Onvia are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.11  Claims.  In the event Onvia becomes aware of a third-party
                    ------
claim which Onvia believes may result in a demand against the Escrow Fund, Onvia shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Globe-1 Shareholders for whom shares of Onvia Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Onvia shall have the right in its sole discretion to settle any such claim; provided, however, that

Onvia may not effect the settlement of any such claim without the consent of the Shareholders' Agents, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agents have consented to any such settlement, the Shareholders' Agents shall have no power or authority to object to the amount of any claim by Onvia against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1  Survival of Representations and Covenants.  All
                   -----------------------------------------
representations, warranties, covenants and agreements of Globe-1 contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Onvia until (a) the thirtieth day following the expiration of the statute of limitations applicable to any Tax liability for any misrepresentation or breach of warranty made in Section 3.5, (b) the third anniversary of the Closing Date for any misrepresentation or breach of warranty made in Section 3.8, (c) in the case of any breach with respect to fraud, intentional misrepresentation or active concealment, the representations and warranties of Globe-1 shall survive until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof), and
(d) until the end of the Escrow Period for all other representations, warranties, covenants and agreements of Globe-1. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Depository Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Onvia contained in this Agreement shall terminate as of the Effective Time, provided, however, that the covenants and agreements contained in Articles VI, VII, X and XI, shall survive the Closing and shall continue in full force and effect.

     Section 11.2  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)  if to Onvia or Sub:

                   Onvia.com, Inc.
                   1260 Mercer Street
                   Seattle, Washington 98109
                   Attention: Chief Strategy Officer
                   Fax No: (206) 282-5170
                   Telephone No: (206) 282-8171
                   with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                   Venture Law Group
                   A Professional Corporation
                   4750 Carillon Point
                   Kirkland, Washington 98033-7355
                   Attention: Christopher J. Hurley
                   Fax No: (425) 739-8750
                   Telephone No: (425) 739-8700

              (b)  if to Globe-1, to:

                   Globe-1, Incorporated
                   10940 NE 33rd Place, Suite 102
                   Bellevue, Washington 98004
                   Attention: Robert Gilmore III
                   Fax No: (425) 576-9978
                   Telephone No: (425) 576-9988

                   with a copy to:

                   Gray Cary
                   999 Third Avenue
                   Suite 4000
                   Seattle, WA 98104-4099
                   Attention: Laura Puckett
                   Fax No: (206) 839-4801
                   Telephone No: (206) 839-4800

     Section 11.3  Interpretation.  When a reference is made in this Agreement
                   --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"
                                                                 -------
"includes" or "including" are used in this Agreement they shall be deemed to be
 --------      ---------
followed by the words "without limitation."  Whenever the words "to the
                       ------------------                        ------
knowledge of Globe-1" or "known to Globe-1" or similar phrases are used in this
--------------------      ----------------
Agreement, they mean to the actual knowledge, after due and diligent inquiry, of Robert Gilmore, III, Robert McCormic, William Pickard. And Oryanto Rusli and all
other executive officers of Globe-1.   Whenever the words "to the knowledge of
                                                           -------------------
Onvia" or "known to Onvia" or similar phrases are used in this Agreement, they
-----      --------------
mean to the actual knowledge, after due and diligent inquiry, of all of the executive officers of Onvia.

     Section 11.4  Counterparts.  This Agreement may be executed in two or
                   ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as otherwise expressly set forth herein, are not intended to confer upon any person other than the parties hereto (including without limitation any Globe-1 employees) any rights or remedies hereunder.

     Section 11.6  Governing Law.  This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of Washington without regard to any applicable conflicts of law.

     Section 11.7  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8  Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Globe-1, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9  Extension; Waiver.  At any time prior to the Effective
                   -----------------
Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (b) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10 Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                           (signature page follows)

          IN WITNESS WHEREOF, Onvia, Sub and Globe-1 have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              ONVIA.COM INC.


                              By:_____________________________________

                              Title:__________________________________


                              GRIFFIN ACQUISITION CORPORATION


                              By:_____________________________________

                              Title:__________________________________


                              GLOBE-1, INCORPORATED


                              By:_____________________________________

                              Title:__________________________________


               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                   EXHIBIT A

                               VOTING AGREEMENT

                                   EXHIBIT B

                             DEPOSITORY AGREEMENT

                                   EXHIBIT C

                       INVESTOR REPRESENTATION STATEMENT

                                   EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT E

                SUBJECT MATTER OF OPINION OF COUNSEL TO GLOBE-1

                                   EXHIBIT F

                           FORM OF LOCK-UP AGREEMENT

                                   EXHIBIT G

                 SUBJECT MATTER OF OPINION OF COUNSEL TO ONVIA